FOR IMMEDIATE RELEASE

McCormick Announces Reorganization Plan in EMEA;
Updates Fiscal 2015 Guidance for Related Charges

SPARKS, Md., April 20, 2015 - McCormick & Company, Incorporated (NYSE:MKC), a global leader in flavor, today announced additional reorganization plans in the Europe, Middle East and Africa (EMEA) region to enhance organization efficiency and streamline processes.
McCormick has embarked on several actions in recent years, along with its Comprehensive Continuous Improvement (CCI) program, which is an ongoing initiative to improve productivity across the organization. Since the inception of CCI in 2009, employees throughout McCormick have been engaged in these efforts and achieved more than $340 million of cumulative annual cost savings. In 2015, the company expects to deliver at least $85 million of cost savings from CCI and other actions. Importantly, these cost savings have been fuel for McCormick’s growth, with increases in brand marketing support and other growth investments. The cost savings have also improved profit margin and in certain years, provided an offset to higher material costs.
The EMEA region has contributed significantly to the company’s cost reduction and productivity improvement goals. During 2015, additional projects have been identified to further enhance organization efficiency and streamline processes in this region to support its competitiveness and long-term growth. These initiatives center on actions intended to reduce fixed costs and improve processes across selling, general and administrative activities, as well as continue to drive simplification across the business and supply chain. This will include the transfer of certain additional activities to the recently established McCormick Shared Services Center in Lodz, Poland. These proposed changes are subject to consultation processes as appropriate, with the company’s employees or Works Councils in the region.
The company expects to record approximately $25 million of charges related to these actions, with approximately $24 million of cash expenses and approximately $1 million of non-cash fixed asset impairment expenses. Of the $25 million in special charges, the company expects to recognize approximately $24 million in 2015, which is expected to lower earnings per share on a reported basis in 2015 by $0.13. Of the approximately $24 million of cash expenditures associated with these special charges, approximately $13 million are expected to be spent in 2015 and the balance spent in 2016. Related annual cost savings are projected to reach approximately $16 million by the end of 2017.
In constant currency, the company reaffirmed its guidance for adjusted operating income to grow 6% to 7% from adjusted operating income of $608 million in 2014. On a reported basis, operating income is now expected to decline 2% to 4%. This is a decrease of 4 percentage points from the previous projection due to the increase in estimated special charges to $54 million from $30 million that are expected to be incurred in 2015. McCormick reaffirmed its expected 2015 adjusted earnings per share of $3.44 to $3.51, which excludes the impact of all special charges. On a reported basis, earnings per share is expected to be $3.15 to $3.22. This is a decrease of $0.13 per share from the previous projection due to the increased impact of estimated incremental special charges to $0.29 from $0.16.
Non-GAAP Financial Measures

The tables below include financial measures of adjusted operating income, and adjusted diluted earnings per share, each excluding the impact of special charges for the periods presented. These represent non-GAAP financial measures which are prepared as a complement to our financial results prepared in accordance with United States generally accepted accounting principles. In our consolidated income statement, we include a separate line item captioned “special charges” in arriving at our consolidated operating income. Special charges consist of expenses associated with certain actions undertaken by the company to reduce fixed costs, simplify or improve processes, and improve our competitiveness and are of such significance in terms of both up-front costs and organizational/structural impact to require advance approval by our Management Committee, comprised of our Chairman and Chief Executive Officer; Chief Operating Officer and President, and President Global Consumer; Executive Vice President and Chief Financial Officer; President Global Industrial, and President EMEA and Asia Pacific; and Senior Vice President, Human Relations. Upon presentation of any such proposed action (including details with respect to estimated costs, which generally consist principally of employee severance and related benefits, together with ancillary costs associated with the action that may include a non-cash component; impacted employees or operations; expected timing; and expected benefits) to the Management Committee and the Committee’s advance approval, expenses associated with the approved action are classified as special charges upon recognition and monitored on an on-going basis through completion.

Percentage changes in adjusted operating income expressed in “constant currency” are presented excluding the impact of foreign currency exchange. To present “constant currency” information for the fiscal year 2015 projection, projected sales and adjusted operating income for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the company’s budgeted exchange rate for 2015 and are compared to the 2014 results, translated into U.S. dollars using the same 2015 budgeted exchange rate, rather than at the average actual exchange rates in effect during fiscal year 2014.
We believe that these non-GAAP financial measures are important for purposes of comparison to prior periods and development of future projections and earnings growth prospects. This information is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends.
These non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but it should not be considered a substitute for, or superior to, GAAP results. In addition, these non-GAAP financial measures may not be comparable to similarly titled measures of other companies because other companies may not calculate them in the same manner that we do. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting.
Adjusted operating income, adjusted earnings per share and the constant currency growth rate of adjusted operating income follow:

(in millions except per share data)	Twelve Months Ended
	2015 Projection	11/30/14
Operating income		$603.0
Special charges		5.2
Adjusted operating income		$608.2
Percentage change in adjusted operating income	3% to 4%
Impact of foreign currency exchange rates Perc	(3)%
Percentage change in adjusted operating income on a constant currency basis	6% to 7%
Earnings per share	$3.15 to $3.22	$3.34
Impact of special charges	0.29	0.03
Adjusted earnings per share	$3.44 to $3.51	$3.37

Forward-looking Information
Certain information contained in this release, including statements concerning expected performance such as those relating to net sales, earnings, cost savings, acquisitions and brand marketing support, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” "intend," “believe” and “plan.” These statements may relate to: the expected results of operations of businesses acquired by the company, the expected impact of raw material costs and pricing actions on the company's results of operations and gross margins, the expected productivity and working capital improvements, expectations regarding growth potential in various geographies and markets, expected trends in net sales and earnings performance and other financial measures, the expectations of pension and postretirement plan contributions and anticipated charges associated with such plans, expected impacts from reorganization activities and associated projected charges and/or cost savings, the holding period and market risks associated with financial instruments, the impact of foreign exchange fluctuations, the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing, the ability to issue additional debt or equity securities and expectations regarding purchasing shares of McCormick's common stock under the existing authorizations.
These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: damage to the company's reputation or brand name; loss of brand relevance; increased private label use; product quality, labeling, or safety concerns; negative publicity about our products; business interruptions due to natural disasters or unexpected events; actions by, and the financial condition of, competitors and customers; the company's ability to achieve expected and/or needed cost savings or margin improvements; negative employee relations; the successful acquisition and integration of new businesses; issues affecting the company's supply chain and raw materials, including fluctuations in the cost and availability of raw and packaging materials; government regulation, and changes in legal and regulatory requirements and enforcement practices; global economic and financial conditions generally, including the availability of financing, and interest and inflation rates; the investment return on retirement plan assets, and the costs associated with pension obligations; foreign currency fluctuations; the stability of credit and capital markets; risks associated with the company's information technology systems, the threat of data breaches and cyber attacks; volatility in the effective tax rate; impact of climate change on raw materials; infringement of intellectual property rights, and those of customers; litigation, legal and administrative proceedings; and other risks described in the company's filings with the Securities and Exchange Commission.
Actual results could differ materially from those projected in the forward-looking statements. The company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

About McCormick
McCormick & Company, Incorporated is a global leader in flavor. With $4.2 billion in annual sales, the company manufactures, markets and distributes spices, seasoning mixes, condiments and other flavorful products to the entire food industry – retail outlets, food manufacturers and foodservice businesses. Every day, no matter where or what you eat, you can enjoy food flavored by McCormick. McCormick Brings Passion to Flavor™.

For more information, visit www.mccormickcorporation.com
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For information contact:
Investor Relations:
Joyce Brooks (410) 771-7244 or joyce_brooks@mccormick.com
Corporate Communications:
Lori Robinson (410) 527-6004 or lori_robinson@mccormick.com